As filed with the Securities and Exchange Commission on November 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sharp Holding Co

(Exact name of registrant as specified in its charter)

Delaware	1351
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

95 3rd Street-2nd Floor

  San Francisco, CA 94103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

95 3rd Street-2nd Floor

San Francisco, CA 94103

(833-667-4277)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elaine A. Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

702-7824-2636

ead@eadlawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐..

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Common Stock	1,000,000	$ 1.00	$ 1,000,000	$ 121.20
Selling Shareholders	100,300	$ 1.00	$ 100,300	$ 36.47

.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a price pursuant to the Investment Agreement. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

The Company is a development stage and not a blank check company. The Company has a specific business plan and has recently begun generating review consistent with its business plan and thus does not fit the definition of blank check.

The shares are being offered on a best-efforts basis and the offering will end 180 days from the date of effectiveness with the SEC.

SUBJECT TO COMPLETION, DATED ____________ __, 2019.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SHARP HOLDING CO

1,100,300 Shares of Common Stock

This prospectus will also allow us to register up to 1,000,000 common shares and 100,300 common shares for sale by selling shareholders. The selling shareholders sale of shares of common stock will result in proceeds which will not be available for use by the company. The securities being registered in this offering are not listed on any exchange.  The issuer and the selling shareholders will sell the common stock being registered in this offering at the price of $1.00.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2019.

Unless otherwise specified, the information in this prospectus is set forth as of November 14, 2019, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Sharp Holding Co. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

Sharp Holding Co. (“Sharp Holding” or the “Company”) was incorporated on July 31, 2019 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to real estate development. The company has been stablished to seek and identify real estate projects and business opportunities that have the potential to bring notable returns to the company and its shareholders. The returns will be realized through the implementation of strategic processes, key employees, beneficial partnerships and the best available technology. It is the companies intent to use these practices throughout the United States in a wide array of sectors.

The Company is a development stage and not a blank check company. The Company has a specific business plan and has recently begun generating review consistent with its business plan and thus does not fit the definition of blank check.

Our executive offices are located at  95 3rd Street, 2nd Floor, San Francisco, CA 94103.

Our telephone number is 833-467-4277.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 1,000,000 common shares and 100,300 to be sold by selling shareholders.

ABOUT THIS OFFERING

Securities Being Offered	Up to 1,000,000 shares of Sharp Holding Co to be sold and 100,300 by selling shareholders at market price.

Common Shares outstanding:
Before the Offering:	100,300
After the Offering:	1,100,300

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

DILUTION

The net tangible book value of our company as of August 14, 2019 was $4,191 or ($0.048) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on August 14, 2019.

Our net tangible book value and our net tangible book value per share will be impacted by the 1,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $1.00 per share.

We are registering 1,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $1.00 per share our net tangible book value and per share dilution under various offering scenarios as of August 14, 2019, is illustrated in the following table:

	$1,000,000	$750,000	$500,000	$250,000
	Offering	Offering	Offering	Offering
	(100%)	(75%)	(50%)	(25%)
Number of current shares held	86,200	86,200	86,200	86,200
Number of new shares issued	1,000,000	750,000	500,000	250,000
Total number of new shares held	1,086,200	836,200	586,200	336,200

Net tangible book value before this offering	$4,191	$4,191	$4,191	$4,191
Net proceeds to the company	$1,000,000	$750,000	$500,000	$250,000
Net tangible book value after this offering	$1,004,191	$754,191	$504,191	$254,191

Assumed public offering price per share	$1.000	$1.000	$1.000	$1.000
Net tangible book value per share before this offering	$0.048	$0.048	$0.048	$0.048
Increase attributable to new investors	$0.877	$0.854	$0.812	$0.708
Net tangible book value per share after this offering	$0.925	$0.902	$0.860	$0.756
Dilution per share to new stockholders	$0.075	$0.098	$0.140	$0.244

Current Shareholders % after offering	8.00%	10.00%	15.00%	25.00%
Purchasers % after offering	92.00%	90.00%	85.00%	75.00%

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in July 2019 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $2,419 as of August 14, 2019 and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2019 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital. The Company to date has generated a net loss of $2,419).

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to our Stock

A low market price would severely limit the potential market for our common stock.

Our common stock is trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Pinks. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•the ability of the company to offer and sell the shares of common stock offered hereby;

•the integration of multiple technologies and programs;

•the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•changes in existing and potential relationships with collaborative partners;

•the ability to retain certain members of management;

•our expectations regarding general and administrative expenses;

•our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

CAPITALIZATION

The following table sets forth our capitalization as of August 14, 2019:

August 14, 2019
Current Assets	$12,050
Current liabilities	8,559
Stockholder’s deficit:

Common stock	86
Additional paid-in capital	6,524
Accumulated deficit	2,419
Total stockholders’ equity	4,191

Total capitalization	$4,191

USE OF PROCEEDS

The following is the use of proceeds from the offering assuming 25%, 50%, 75% and 100% are sold.

	25%	50%	75%	100%
Total	$250,000.00	$500,000.00	$750,000.00	$1,000,000.00
Legal & Accounting	$25,000.00	$50,000.00	$75,000.00	$100,000.00
General Operational Expenses	$112,500.00	$225,000.00	$337,500.00	$450,000.00
Production & Development	$25,000.00	$50,000.00	$75,000.00	$100,000.00
Administrative Cost	$25,000.00	$50,000.00	$75,000.00	$100,000.00
IT Infrastructure (hardware/software)	$12,500.00	$25,000.00	$37,500.00	$50,000.00
Advertising & Promotion	$37,500.00	$75,000.00	$112,500.00	$150,000.00
Marketing/Sales Team	$12,500.00	$25,000.00	$37,500.00	$50,000.00

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of August 29, 2019, the Company has thirty-eight (38) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

Sharp Holding Co. (“Sharp Holding” or the “Company”) was incorporated on July 31, 2019 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to real estate development. The company has been established to seek and identify real estate projects and business opportunities that have the potential to bring notable returns to the company and its shareholders. The returns will be realized through the implementation of strategic processes, key employees, beneficial partnerships and the best available technology. It is the companies intent to use these practices throughout the United States in a wide array of sectors.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of August 29, 2019, we have no employees, but have two (2) officers and directors who are non-employee Directors.  We have no agreements with any of our management/subcontractors for any services.  We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 95 3rd Street, 2nd Floor, San Francisco, CA 94103 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of August 14, 2019 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -

looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Liquidity and Capital Resources

As of August 14, 2019 we had current assets $12,050, consisting of $9,550 in cash and $2,500 in prepaid expenses.  Current liabilities at August 14, 2019, totaled $8,595.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed $8,000 per month for the next 12 months.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has a short history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Operating Activities

The Company used $4,334 in cash during the period ended August 14, 2019 for operating activities.

Financing Activities

The Company received $7,334 in proceeds from a note payable with a related party and $6,550 in cash for the issuance of 26,200 shares of common stock during the period ended August 14, 2019.

Results of Operations

We generated minimal revenue for the period ended August 14, 2019. As a result, we have reported a net loss of $2,419 for the period ended August 14, 2019.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern.   Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance.  The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606,”Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company recognizes revenue when it satisfies its obligation by transferring control of the good or service to the customer. A performance obligation is satisfied over time if one of the following criteria are met:

a.	the customer simultaneously receives and consumes the benefits as the entity performs;
b.	the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or
c.	the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

Since the Company’s revenues are generated when products are sold with no remaining obligations on the part of the Company, revenue is recognized at the time of sale.

OUR MANAGEMENT

Executive Officers

Rodney Sperry  --  CFO

Tracy Smith       --  CEO/ President/Sec./Treas.

Directors, Executive Officers, Promoters and Control Persons

RODNEY L. SPERRY--CFO

PROFESSIONAL LICENSING

Certified Public Accountant – State of Utah – licensed from February 2001 – September 2014

EDUCATION

Bachelor of Science Degree – Accounting – Westminister College

Masters of Business Administration – Utah State University

PROFESSIONAL EMPLOYMENT

SEC Consultant – September 1, 2014 – Present

I currently consult with three public companies with their SEC reporting requirements. As part of this consulting, I help them prepare the reports including financial statements and footnotes for any SEC reporting requirements that they may have. This consulting includes preparation of financial statements and footnotes, preparation of 10-K and 10-Q documents and S-1 or other registration documents and may be required.

Chief Financial Officer – Downkicker, Inc. – January 5, 2015 - Present

I am the chief financial officer for Downkicker, Inc. from January 45, 2015 through the present time.  I am responsible for providing timely and accurate financial statements, coupled with analysis on company performance.  I provide communication with lending officials on the company’s loan covenants, and status of compliance.  I help develop and maintain the internal controls for the company.  I create budgets, project cash flow analysis and other company specific projections to support treasury and investment decisions.

Senior Manager – NowCFO – May 1, 2013 through January 5, 2015

I was a senior manager with NowCFO from May 1, 2013 through January 5, 2015.  I was responsible for providing timely and accurate financial statements, coupled with analysis on company performance.  I provided and prepared audit support to assist external auditors through the engagement process.  In conjunction with these responsibilities, I provided communication with banking officials on company’s loan covenants, and status of compliance and timely delivery of financial information to tax preparers.  I helped companies develop and ensure that critical internal controls were designed and operating effectively.  I helped create budgets, projected cash flow analysis and other client specific projections to support treasury and investment decisions and prepare business plans for various business entities.

Self-Employed – Rodney L. Sperry, CPA – October 8, 2010 to May 1, 2013

I have been self-employed since October 2010, running my own practice, which provides financial statement preparation, audits and tax services. I currently provide consulting services to two companies to help them prepare for and complete their SEC filing requirements. In conjunction with these services, I help them with registration statements (S-1’s Form 10’s), annual 10-K’s or Form 20F’s, quarterly 10-Q’s and SEC comment letters. I provide them with consulting advice in regards to GAAP, SEC and PCAOB rules and requirements. I currently perform audits for several non-profit organizations, three of which require Circular A-133 compliance audits. I also provide tax services for approximately 65 clients.

Audit Manager – Child, Van Wagoner & Bradshaw, PLLC – January 1, 2006 to October 8, 2010

I was an audit manager with Child, Van Wagoner & Bradshaw, PLLC. My main focus was SEC audits, but I did some small private business and non-profit audits as well. I was responsible for supervising the day-to-day activities of 5 staff auditors and helping to schedule and assign projects and workloads. I managed about 30 audit clients each year with their annual and on-going reporting requirements. I have experience with registration statements (S-1’s Form 10’s), annual 10-K’s or Form 20F’s, quarterly 10-Q’s and SEC comment letters. I am very familiar with GAAP, SEC and PCAOB rules and requirements. I have also performed a limited number of internal control audits that are required by some SEC registrants. I managed eight non-profit audits annually. Two of these audits involved government funds and required Circular A-133 compliance audits.

TRACY SMITH -- CEO

EXPERIENCE

Sharp Holding Co — July 2019 - Present

As the CEO of Sharp Holding Co, I am responsible for navigating operations, sales, and shareholder relations. I help identify new projects and business partners and mange the day to day operations for the staff and subcontractors.

Downkicker — November 2016 - June 2019

As the CEO of Downkicker, I was tasked with building a Real Estate Fin-Tech company. I managed the growth and evolution of the technology through third party service partners and supervised the development of the underwriting systems in which projects were processed.

New Horizon Equity Group — October 2013 - April 2016

As the CEO of New Horizon Equity Group I managed a team of 20 plus people in the field of real estate development and construction. We had operations that spanned multiple regions of California and managed over $20,000,000 in real estate projects.

Executive Compensation

Summary Compensation Table.   The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Rodney Sperry, CFO	2019	$0	0	$20	0	0	0	0	$20

Tracy Smith, CEO	2019	$0	0	$40	0	0	0	0	$40

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of August 29, 2019.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended August 14, 2019.  We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Outstanding
Officers and Directors
Tracy Smith, CEO*	40,000	39.9%
Rodney Sperry, CFO	20,000	19.9%
All directors and officers as a group (2 people)	60,000	59.8%

*Tracy Smith also owns 200,000 Preferred shares which represents a controlling interest in the corporation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Sharp Holding Co, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at August 29, 2019
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	100,000,000	100,300
Preferred stock, $0.001 per share par value	25,000,000	200,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Delaware Revised Statutes ("DRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Florida Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Florida Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the DRS.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.. The selling stockholder may use any one or more of the following methods when selling shares:

•  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•  an exchange distribution in accordance with the rules of the applicable exchange;

•  privately negotiated transactions;

•  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; •a combination of any such methods of sale; and • any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

SELLING SHAREHOLDERS

The following selling shareholders are registering the following shares herein:

Name	No. of Shares before Offering	No. of Shares after Offering

Tracy Smith	40,000	0
Rodney Sperry	20,000	0
Megan Merseth	2,000	0
Michael Merseth	400	0
Saul Guzman	400	0
Shilo Nicolls	5,000	0
Brian Blaszcak	300	0
Stephanie Booker	200	0
Tonia Petrie	200	0
Theresa Calabrese	200	0
Nicholas Cheary	2000	0
Barbara Humphrey	400	0
Hannah Smith	400	0
Zachary Smith	400	0
Jesse Smith	400	0
Bridger Schow	200	0
Kenley Sperry	200	0
Jereme Sperry	200	0
Kayden Sperry	200	0
Jayson Sperry	200	0
Aaron Sperry	200	0
Ronnie Paige	12,000	0
Camron Paige	11,800	0
Velandrea Washingto	200	0
Niphon Kirk	200	0
Joan Kirk	200	0
Kyron Paige	200	0
Karon Paige	200	0
Charon Paige	200	0
Jimi Morales	200	0
Kierra Hudson	200	0
Jalissa Bond	200	0
Alexis Bond	200	0
Nubia Lucas	200	0
Ossie Thomas	200	0
Joe Cruz	200	0
Beverly Riley	200	0
Jeffery Battle	200	0

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the CRS provides that directors and officers of Florida corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Elaine A. Dowling, Esq. of EAD Law Group, LLC, 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123.   PH: (702) 724-2636, E-mail: ead@eadlawgroup.com.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (July 31, 2019) and ended August 14, 2019 have been audited by Michael Gillespie, an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Sharp Holding Co

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

SHARP HOLDING COMPANY

AUDITED FINANCIALS

AS OF

AUGUST 14, 2019

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Sharp Holding Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sharp Holding Co.  as of August 14, 2019 and the related statements of operations, changes in stockholders’ equity, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from July 31, 2019 (inception) through August 14, 2019. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 14, 2019 and the results of its operations and its cash flows for the period from July 31, 2019 (inception) through August 14, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2019.

Seattle, Washington

August 21, 2019

Sharp Holding Co.
Balance Sheet

August 14, 2019

ASSETS
CURRENT ASSETS
Cash	$9,550
Prepaid Expense	2,500
Total Current Assets	12,050

Security Deposit	700
TOTAL ASSETS	$12,750

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued Liabilities	$-
Note Payable - Related Party	7,334
Deferred Revenue	1,225
Total Current Liabilities	8,559

STOCKHOLDERS' EQUITY
Preferred Stock-Series A; $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	-
Preferred Stock-Series B; $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock; $0.001 par value, 100,000,000 shares authorized; 86,200 shares issued and outstanding	86
Additional Paid-in Capital	6,524
Accumulated Deficit	(2,419)
Total Stockholders' Equity	4,191

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,750

The accompanying notes are an integral part of these consolidated financial statements.

Sharp Holding Co.
Statement of Operations

For the Period from July 31, 2019 (Inception) through
August 14, 2019

REVENUES	$1,775

OPERATING EXPENSES
General and Administrative Expenses	4,194
Total Operating Expenses	(4,194)

OPERATING LOSS	(2,419)

Other Income (Expense)
Other Income	-
Interest Income	-
Total Other Income/(Expense)	-

NET LOSS BEFORE INCOME TAXES	(2,419)
Provision for Income Taxes	-
NET LOSS	$(2,419)

BASIC AND DILUTED LOSS PER SHARE	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	86,200

The accompanying notes are an integral part of these consolidated financial statements.

Sharp Holding Co.
Statement of Stockholders' Equity

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Deficit	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Accumulated	Equity
Balance, July 31, 2019 (Inception)	-	$-	-	$-	$-	$-	$-
Common stock issued for cash	-	-	26,200	26	6,524	-	6,550
Common stock issued for services	-	-	60,000	60	-	-	60
Net loss for the period	-	-	-	-	-	(2,419)	(2,419)
Balance, August 14, 2019	-	$-	86,200	$86	$6,524	$(2,419)	$4,191

The accompanying notes are an integral part of these consolidated financial statements.

Sharp Holding Co.
Statement of Cash Flows

For the Period from July 31, 2019 (Inception) through
August 14, 2019
OPERATING ACTIVITIES
Net loss	$(2,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	60
Changes in operating assets and liabilities
Prepaid Expense	(2,500)
Other Assets	(700)
Deferred Revenue	1,225
Net Cash Used in Operating Activities	(4,334)

INVESTING ACTIVITIES
Net Cash Used in Financing Activities	-

FINANCING ACTIVITIES
Proceeds from notes payable - related party	7,334
Proceeds from sale of common stock	6,550
Net Cash Provided by Financing Activities	13,884
NET INCREASE (DECREASE) IN CASH	9,550
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$9,550

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

Sharp Holding Co.

Notes to Financial Statements

August 14, 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Operations

Sharp Holding Corp. (“Sharp Holding” or the “Company”) was incorporated on July 31, 2019 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been established to seek and identify real estate projects and business opportunities that have the potential to bring notable returns to the Company and its shareholders. The returns will be realized through the implementation of strategic processes, key employees, beneficial partnerships and the best available technology. It is the company’s intent to use these practices throughout the United States in a wide array of sectors. The Company’s corporate office is located at 95 3rd Street, 2nd Floor, San Francisco, CA.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any significant revenue from operations since inception. The Company chose September 30th as its fiscal year end.

The accompanying financial statements have been prepared by Sharp Holding Corp. (the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission. Operating results for the period from July 31, 2019 (Inception) through August 14, 2019 are not necessarily indicative of the results to be expected for the year ending September 30, 2019.

NOTE 2 – GOING CONCERN

The Company has not yet generated significant revenue since inception to date and has sustained an operating loss of $2,419 for the period from July 31, 2019 through August 14, 2019. The Company had a working capital surplus of $3,491 and an accumulated deficit of $2,419 as of August 14, 2019. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations and from stockholders to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required. The Company is in the process of beginning its consulting operations to provide a revenue stream that will support the operations of the Company for the next 12 months.

The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern. At present, the Company does not have significant revenues to cover operational expenses and the continuation of Sharp Holding Corp. as a going concern is dependent upon financial support from its stockholders and its ability to obtain necessary equity financing to continue operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had $9,550 held in cash as of as of August 14, 2019.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of August 14, 2019.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606,”Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company recognizes revenue when it satisfies its obligation by transferring control of the good or service to the customer. A performance obligation is satisfied over time if one of the following criteria are met:

a.	the customer simultaneously receives and consumes the benefits as the entity performs;
b.	the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or
c.	the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

Since the Company’s revenues are generated when products are sold with no remaining obligations on the part of the Company, revenue is recognized at the time of sale.

Fair Value of Financial Instruments

In accordance with ASC 820, the carrying value of cash and cash equivalents and accounts payable approximates fair value due to the short-term maturity of these instruments. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of August 14, 2019, the Company had net operating losses of $2,419. As of August 14, 2019, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Net Loss per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. As of August 14, 2019, there are no potentially dilutive common stock equivalents.

NOTE 4 – PREPAID EXPENSES

The Company has the following prepaid expenses:

On August 11, 2019, the Company paid $1,000 to Colonial Stock Transfer as retainer for their services as the Company’s transfer agent. This fee will be amortized over the life of the agreement.

On August 11, 2019, the Company paid $1,500 to Michael Gillespie & Associates, PLLC for their service as the Company’s auditor. These services had yet to be performed.

NOTE 5 – NOTE PAYABLE - RELATED PARTY

As of August 14, 2019, the Company received funds from an officer and director totaling $7,334. These funds are due on demand.

NOTE 6 – LEASE

The Company leases an office on a month to month lease agreement for $700 per month and has a $700 security deposit on this lease.

NOTE 7 – STOCK TRANSACTIONS

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 and 25,000,000 shares of preferred stock with a par value of $0.001. As of August 14, 2019, 86,200 shares of common stock and no preferred stock were issued and outstanding.

Preferred Stock

Series A – The Company is authorized to issue 20,000,000 shares of Series A preferred stock. Series A preferred stock has voting rights of 10 votes per shares. These shares can be converted at ten shares of common stock to one share of Series A preferred stock. These shares are entitled to participate in dividends as declared by the Board of Directors.

Series B – The Company is authorized to issue 5,000,000 shares of Series B preferred stock. Series B preferred stock rights have not been determined at this time.

Common Stock

On August 12, 2019, the Company issued 60,000 shares of common stock to 2 individuals for services. The shares were issued at par of $0.001 per share and the Company recorded $60 in expenses.

On August 13, 2019, the Company issued 26,200 shares of common stock to 4 individuals for cash. The shares were issued at $0.25 per share and the Company received $6,550 in cash.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events,” through August 21, 2019, the date which the consolidated financial statements were available to be issued and there are no material subsequent events.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

F-1

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$160
Legal Fees and Expenses*	5,000
Accounting Fees*	5,000
Miscellaneous*	200
Total	$10,360

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

The Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Delaware Statutes, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

100,300 shares were sold under regulation D Rule 506(b) to 42 individuals during August 2019.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Sharp Holding Co
3.2	Bylaws
5.1	Opinion of Elaine A. Dowling, Esq.
23.1	Consent of Gillespie

Item 17. Undertakings

The undersigned hereby undertakes:

(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)include any additional or changed material information on the plan of distribution.

(2)that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, CA on November 14, 2019.

Sharp Holding Co

By: /s/Rodney Sperry  CFO

Rodney Sperry, Principal Financial Officer

By:/s/Tracy Smith

Tracy Smith, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on November 14, 2019.

Sharp Holding Co

By: /s/Rodney Sperry     CFO

Rodney Sperry, Principal Financial Officer

By:/s/Tracy Smith

Tracy Smith, Principal Executive Officer